As filed with the Securities and Exchange Commission on October 7, 2011
Registration No. 333-177053

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CoreSite Realty Corporation
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	27-1925611 (I.R.S. Employer Identification Number)
1050 17th Street, Suite 800
Denver, Colorado 80265
(866) 777-2673
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Thomas M. Ray
President and Chief Executive Officer
CoreSite Realty Corporation
1050 17th Street, Suite 800
Denver, Colorado 80265
(866) 777-2673
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:

Patrick H. Shannon Brandon J. Bortner Latham & Watkins LLP 555 Eleventh Street NW, Suite 1000 Washington, District of Columbia 20004 (202) 637-2200	Derek McCandless Senior Vice President and General Counsel CoreSite Realty Corporation 1050 17th Street, Suite 800 Denver, Colorado 80265 (866) 777-2673

          Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
     The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$92,880
*Printing and Duplicating Expenses	2,500
*Legal Fees and Expenses	100,000
*Accounting Fees and Expenses	5,000
*Miscellaneous	15,000

*Total	$215,380

(*)	Does not include expenses of preparing any accompanying prospectus supplements, listing fees, transfer agent fees and other expenses related to offerings of particular securities.
We will pay all of the costs identified above.
Item 15. Indemnification of Directors and Officers
     Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.
     Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:
•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
     Under Maryland law, a Maryland corporation also may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the prescribed standard of conduct; however, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
     In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
     Our charter authorizes us to obligate our company, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify
•	any present or former director or officer who is made or threatened to be made a party to a proceeding by reason of his or her service in such capacity and

•	any individual who, while a director or officer and, at our request, serves or has served as a director, officer, trustee, partner, member or manager of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise who is made or threatened to be made a party to a proceeding by reason of his or her service in such capacity, against any claim or liability by reason of that status and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of his or her ultimate entitlement to indemnification. The rights to indemnification and advance of expenses provided by our charter and bylaws vest immediately upon election of a director or officer. Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served a predecessor of our company or any entity acquired by our company, or its predecessors, if any, or any partnership controlled by our company, or its predecessors, if any, in any of the capacities described above and any employee or agent of us or a predecessor of our company or acquired entity.
     In addition, our directors and officers are indemnified for specified liabilities and expenses pursuant to the partnership agreement of CoreSite, L.P., the partnership in which we serve as sole general partner.
     Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16. Exhibits
     The following exhibits are filed as part of, or incorporated by reference into, this registration statement on Form S-3:

Exhibit
No.	Description
1.1	Form of Underwriting Agreement (1)

3.1	Articles of Amendment and Restatement of CoreSite Realty Corporation (2)

3.2	Amended and Restated Bylaws of CoreSite Realty Corporation (2)

3.3	Form of Articles Supplementary of CoreSite Realty Corporation (1)

4.1	Form of Common Stock Certificate (3)

4.2	Form of Preferred Stock Certificate (1)

4.3*	Form of Indenture

4.4	Form of Debt Security (1)

4.5	Form of Deposit Agreement (1)

4.6	Form of Warrant (1)

Exhibit
No.	Description
4.7	Form of Warrant Agreement and Warrant Certificate (1)

4.8	Form of Rights Agreement (1)

5.1**	Opinion of Venable LLP regarding the legality of the securities being registered

5.2**	Opinion of Latham & Watkins LLP regarding debt securities being registered

8.1**	Opinion of Latham & Watkins LLP regarding certain tax matters

12.1**	Calculation of Ratios of Earnings to Fixed Charges

23.1**	Consent of KPMG LLP

23.2**	Consent of Venable LLP (included as part of Exhibit 5.1)

23.3**	Consent of Latham & Watkins LLP (included as part of Exhibit 5.2)

23.4**	Consent of Latham & Watkins LLP (included as part of Exhibit 8.1)

24.1**	Power of Attorney (included in signature pages to initial filing of the Registration Statement on September 28, 2011)

25.1*	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Form of Indenture

(1)	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.

(2)	Incorporated by reference to our Registration Statement (Amendment No. 7) on Form S-11 (Registration No. 333-166810), filed on September 22, 2010.

(3)	Incorporated by reference to our Post-Effective Amendment to the Registration Statement on Form S-11 (Registration No. 333-166810), filed on September 22, 2010.

*	Filed herewith.

**	Previously filed.
Item 17. Undertakings
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(e)	The undersigned registrant hereby undertakes that for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(g)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on October 7, 2011.

CORESITE REALTY CORPORATION
By:	/s/ Thomas M. Ray
	Name:	Thomas M. Ray
	Title:	President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas M. Ray Thomas M. Ray	President and Director (Principal Executive Officer)	October 7, 2011

/s/ Jeffrey S. Finnin Jeffrey S. Finnin	Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 7, 2011

*	Chairman of the Board of Directors	October 7, 2011
Robert G. Stuckey

*	Director	October 7, 2011
James A. Attwood, Jr.

*	Director	October 7, 2011
Michael Koehler

*	Director	October 7, 2011
Paul E. Szurek

*	Director	October 7, 2011
J. David Thompson

*	Director	October 7, 2011
David A. Wilson

* By:	/s/ Thomas M. Ray
	Name:	Thomas M. Ray
	Title:	Attorney-in-fact

Exhibit Index

Exhibit
No.	Description
1.1	Form of Underwriting Agreement (1)

3.1	Articles of Amendment and Restatement of CoreSite Realty Corporation (2)

3.2	Amended and Restated Bylaws of CoreSite Realty Corporation (2)

3.3	Form of Articles Supplementary of CoreSite Realty Corporation (1)

4.1	Form of Common Stock Certificate (3)

4.2	Form of Preferred Stock Certificate (1)

4.3*	Form of Indenture

4.4	Form of Debt Security (1)

4.5	Form of Deposit Agreement (1)

4.6	Form of Warrant (1)

4.7	Form of Warrant Agreement and Warrant Certificate (1)

4.8	Form of Rights Agreement (1)

5.1**	Opinion of Venable LLP regarding the legality of the securities being registered

5.2**	Opinion of Latham & Watkins LLP regarding debt securities being registered

8.1**	Opinion of Latham & Watkins LLP regarding certain tax matters

12.1**	Calculation of Ratios of Earnings to Fixed Charges

23.1**	Consent of KPMG LLP

23.2**	Consent of Venable LLP (included as part of Exhibit 5.1)

23.3**	Consent of Latham & Watkins LLP (included as part of Exhibit 5.2)

23.4**	Consent of Latham & Watkins LLP (included as part of Exhibit 8.1)

24.1**	Power of Attorney (included in signature pages to initial filing of the Registration Statement on September 28, 2011)

25.1*	Statement of Eligibility of Trustee on Form T-1 to act as trustee under the Form of Indenture

(1)	To be filed by amendment or incorporated by reference in connection with the offering of a particular class or series of securities.

(2)	Incorporated by reference to our Registration Statement (Amendment No. 7) on Form S-11 (Registration No. 333-166810), filed on September 22, 2010.

(3)	Incorporated by reference to our Post-Effective Amendment to the Registration Statement on Form S-11 (Registration No. 333-166810), filed on September 22, 2010.

*	Filed herewith.

**	Previously filed.